                                                                   Exhibit 10.14

                             SECOND AMENDMENT TO THE

                           2000 EQUITY INCENTIVE PLAN

                                       OF

                         VNUS MEDICAL TECHNOLOGIES, INC.

            This Second Amendment (the "Second Amendment") to the 2000 Equity Incentive Plan of VNUS Medical Technologies, Inc. (the "Plan") is adopted by VNUS Medical Technologies, Inc., a Delaware corporation (the "Company") effective as of September 20, 2004.

                                    RECITALS

            WHEREAS, the Plan was adopted by the Board of Directors (the "Board") of the Company on May 1, 2000 and was approved by the stockholders (the "Stockholders") of the Company on October 3, 2000;

            WHEREAS, upon adoption, the Plan initially authorized the issuance of a maximum aggregate number of shares of common stock of the Company ("Common Stock") upon the exercise of stock options equal to 420,000 (such share amount, and all other share amounts contained herein reflecting the effect of a two for three (2 for 3) reverse stock split in connection with the Company's Initial Public Offering);

            WHEREAS, the Plan has historically provided for an additional 98,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan on an annual basis;

            WHEREAS, on December 6, 2001, the Board and the Stockholders approved an additional 133,333 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan;

            WHEREAS, on December 12, 2002, the Board approved an additional 300,000 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan, subsequently approved by the Stockholders on February 4, 2003;

            WHEREAS, on December 17, 2003, the Board approved an additional 333,333 share increase in the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of stock options under the Plan, subsequently approved by the Stockholders effective as of December 30, 2003;

            WHEREAS, pursuant to Section 17 of the Plan, the Board may amend the Plan from time to time;

            WHEREAS, on September 20, 2004 the Board approved an additional 800,000 share increase in the maximum aggregate number of shares of Common
Stock that may be issued upon exercise of stock options or stock purchase rights under the Plan, such maximum aggregate number of shares to be further increased by the lower of (i) 800,000 shares, (ii) 4% of the then-outstanding shares of the Common Stock, and (iii) such other number of shares of Common Stock as determined by the administrator of the Plan; provided that the Board limited the maximum aggregate number of shares of Common Stock which may be issued upon the exercise of stock options or stock purchase rights during the term of the Plan to 6,378,666 shares; and

            WHEREAS, on September 20, 2004, the Stockholders approved such additional share increases and cap on the maximum aggregate number of shares of Common Stock that may be issued upon exercise of stock options and stock purchase rights under the Plan.

                                    AMENDMENT

            NOW, THEREFORE, BE IT RESOLVED, that pursuant to the approval of the Board and the Stockholders, the following amendment to the Plan is adopted, effective as of September 20, 2004:

            1. Stock Subject to the Plan. The first paragraph of Section 3 of the Plan is hereby amended in its entirety to read as follows:

      "Stock Subject to the Plan.
      Subject to the provisions of Section 15 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.001 per share. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 2,378,666 Shares; provided, however, that, during the term of the Plan, on each December 31 (commencing with December 31, 2005), such maximum aggregate number of Shares shall be increased by the lower of (i) 800,000 Shares, (ii) 4% of the then-outstanding shares of the Company's Common Stock, and (iii) such other number of Shares as determined by the Administrator; and provided further that the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights during the term of the Plan shall not exceed 6,378,666; and provided further, that the maximum aggregate number of Shares that may be issued upon the exercise of Incentive Stock Options during the term of the Plan shall not exceed 6,378,666. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422."

            2. Service Provider Annual Grant Limitation. Subparagraph (c) of
      Section 6 of the Plan is hereby amended in its entirety to read as follows:

      "(c) No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 666,666 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limit set forth in this
      Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option."

            3. Granting of Options to Independent Directors. Section 12 of the Plan is hereby amended in its entirety to read as follows:

      "12. Granting of Options to Independent Directors. During the term of the Plan, each person who first becomes an Independent Director after the Public Trading Date automatically shall be granted an Option to purchase twenty thousand (20,000) shares of Stock (an "Initial Option"). During the term of the Plan, upon the date of each annual meeting of stockholders after the Board's Adoption of the Plan, Independent Directors automatically shall be granted an Option to purchase ten thousand (10,000) shares of Stock effective as of each annual meeting of stockholders (an "Annual Option"); provided, he or she has served as an Independent Director for the six (6) months prior to such annual meeting of the stockholders and continues to serve as member of the Board upon such date. For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option on the date following such meeting as well. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent they are otherwise eligible, will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Option grant. All the foregoing Option grants authorized by this Section 12 are subject to stockholder approval of the Plan."

            4. Terms of Options Granted to Independent Directors. Section 13 of the Plan is hereby amended in its entirety to read as follows:

      "13. Terms of Options Granted to Independent Directors. The per Share price of each Initial Option and Annual Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Initial Options (as defined in Section 12) will vest with regard to 100% of the Shares one (1) year from the Initial Option grant date, contingent upon the director's continued service on the Board through such date. Annual Options (as defined in Section 12) shall become vested in four (4), equal, consecutive, quarterly installments so that such Annual Option shall become vested in full on the one year anniversary of the date of Annual Option grant date, contingent upon the director's continued service on the Board through such date. Subject to Section 10, the term of each Option granted to an Independent Director shall be ten (10) years from the date the Option is granted. No portion of an Option which is unexercisable at the time of an Independent Director's termination of membership on the Board shall thereafter become exercisable."


            5. This Second Amendment shall be and hereby is incorporated in and forms a part of the Plan.

            6. Except as hereby amended, the Plan remains in full force and effect.

            7. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

                                      * * *